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                                                                   Exhibit 10.1

                                    Carl Marks Management Company, L.P.
                                    Carl Marks Strategic Investments, L.P.
                                    Carl Marks Strategic Investments II, L.P.
                                    Andrew M. Boas
                                    Robert C. Ruocco
                                    135 East 57th Street
                                    New York, New York  10022


                                    April 5, 1999


Thousand Trails, Inc.
2711 LBJ Freeway, Suite 200
Dallas, TX  75234
Attn:  Board of Directors

         Re:      Stockholder Agreement

Ladies and Gentlemen:

         We have requested your consent to our proposed acquisition of up to 1,308,498 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of Thousand Trails, Inc. (together with its subsidiaries, the "Company") from SC Fundamental Value Fund, LP and SC Fundamental Value BVI, Inc. and any affiliates thereof. We have requested your consent pursuant to Section
9.2 of the Company's Certificate of Incorporation. We understand that, if approved, the proposed acquisition of the Shares will result in our holding a majority of the outstanding shares of Common Stock. In order to induce your consent to our proposed acquisition of the Shares and to ensure the preservation of the rights of the other stockholders (the "Minority Stockholders"), we hereby, jointly and severally, agree as follows:

         1. REQUIRED APPROVALS; VOTING. Neither we nor any of our Affiliates will commence or engage in any Extraordinary Transaction without (a) the approval of the Extraordinary Transaction by the board of directors of the Company that includes the affirmative vote of a majority of the Disinterested Directors or (b) the approval of the stockholders of the Company in which we and our Affiliates vote in the same proportion as the votes cast by the Minority Stockholders. If any Extraordinary Transaction is not approved by the Disinterested Directors pursuant to clause (a), we and any Affiliate who beneficially owns Voting Securities will, as a stockholder, vote or cause to be voted all shares of Restricted Stock in the same proportion as the votes cast by or on behalf of the Minority Stockholders on such Extraordinary Transaction.

         2. QUORUM OBLIGATIONS. We and any Affiliate who beneficially owns Common Stock will, as a stockholder, be present in person or be represented by proxy at all stockholder meetings of the Company which consider Extraordinary Transactions so that all shares of Restricted Stock may be counted for the purpose of determining the presence of a quorum at such meeting.


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         3. TRANSFER. Neither we nor any of our Affiliates will transfer or otherwise dispose of shares of Restricted Stock to any Person who, immediately after acquiring shares of Restricted Stock would, beneficially own or have the right to vote a majority of the outstanding shares of Common Stock or a majority of the outstanding shares of Voting Securities unless such transferee agrees in writing to be bound by this letter agreement and, with respect to all of its shares of Common Stock and other Restricted Securities, executes such documents, certificates, or agreements as the Company deems reasonably necessary to evidence the restrictions provided in this letter agreement. Any purported transfer of the Restricted Stock in violation of the preceding sentence shall be void. Except as provided in the first sentence, no transfer or other disposition of Restricted Stock by us or our Affiliates shall be subject to transfer restriction under this letter agreement.

         4. LEGEND. To assist in effecting the provisions of this letter agreement, we hereby consent to the placement of the following legend (or a legend substantially similar thereto) on all certificates representing Restricted Stock:

         The shares represented by this certificate are subject to the provisions of the Letter Agreement, dated April ___, 1999, among Carl Marks Management Company, L.P., Carl Marks Strategic Investments, L.P., Carl Marks Strategic Investments II, L.P., Andrew M. Boas, Robert C. Ruocco, and Thousand Trails, Inc., and may not be transferred or otherwise disposed of except in accordance therewith and only upon such transferee's agreement to be bound by such letter agreement. Copies of such letter agreement are on file at the office of the Secretary of Thousand Trails, Inc.

The Company shall remove such legend promptly upon (i) termination of this letter agreement, as to all shares of Restricted Stock, and (ii) upon request by a transferee who acquired such shares of Restricted Stock without restriction pursuant to the last sentence of Section 3 hereof as to the shares so acquired.

         5. STOP TRANSFER ORDER. To assist in effecting the provisions of this letter agreement, we hereby consent to the entry of a stop transfer order with the transfer agent or agents of the Company against the transfer of any shares of Restricted Stock except in compliance with the requirements of this letter agreement, or if the Company is its own transfer agent with respect to any shares of Common Stock, to the refusal by the Company to transfer any such securities except in compliance with the requirements of this letter agreement.

         6. REMEDIES. We acknowledge that money damages will not be a sufficient remedy for any breach of this letter agreement by us or any of our Affiliates and that the Company is entitled to equitable relief, including injunction and specific performance, as a remedy for such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement, but shall be in addition to all other remedies available at law or equity.

         7. WAIVERS AND AMENDMENTS. No failure or delay by the Company in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power, or privilege hereunder. No provision of this letter agreement can be amended without the specific written consent of the majority of Disinterested Directors.


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         8. TERM. This letter agreement shall continue in full force and effect for so long as we or any of our Affiliates own or control, directly or indirectly, shares of Common Stock or any other security convertible into or exchangeable for or exercisable for the purchase of shares of Common Stock that, in the aggregate, constitute a majority of the outstanding shares of Common Stock; provided that this letter agreement shall terminate on the fourth anniversary of the date hereof.

         9. SUCCESSORS AND ASSIGNS. The provisions of this letter agreement shall irrevocably bind our heirs, executors, personal representatives, successors, and assigns.

         10. GOVERNING LAW. The provisions hereof shall be governed by and construed in accordance with the laws of Delaware without regard to principles of conflicts of laws that would apply any other law.

         11. DEFINITIONS. "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, any of us.

         "Associate" shall mean (1) a corporation or organization (other than the Company) of which we or any of our Affiliates is, directly or indirectly, the beneficial owner of 20% or more of any class of equity securities, (2) any trust or other estate in which we or any of our Affiliates has a substantial beneficial interest or as to which we or any of our Affiliates serves as trustee or in a similar capacity, and (3) any of our or our Affiliates' relatives or spouses or any relatives of such spouses, who have the same home as we or any of our Affiliates.

         "Disinterested Director" shall mean a director who is not one of us or any of our Affiliates and who does not have a Material Relationship with us or any of our Affiliates.

         "Extraordinary Transaction" shall mean (1) any "Rule 13e-3 transaction" as defined by Rule 13e-3 of the Securities Exchange Act of 1934, as amended and in effect on the date hereof (the "Securities Exchange Act"), or (2) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or any spin-off or split-up of any kind involving the Company, in any case (whether clause 1 or 2) that was proposed by or on behalf of us or any of our Affiliates or Associates.

         "Material Relationship" shall mean (1) being a member of a "group" (as defined in Regulation 13D-G of the Securities Exchange Act) with one of us or any of our Affiliates or Associates with respect to the Common Stock, (2) being an Associate of one of us or any of our Affiliates, or (3) having a relationship with us or any of our Affiliates or Associates that would otherwise be required to be disclosed pursuant to Item 404(b) of Regulation S-K of the Securities Exchange Act if such person were a nominee or director and if we or any of our Affiliates or Associates were deemed to be the registrant for definitional purposes of such item.

         "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.


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         "Restricted Stock" shall mean all shares of Voting Securities beneficially owned by us or our Affiliates, whether now owned or hereafter acquired.

         "Voting Securities" shall mean shares of Common Stock and any other securities of the Company entitled to vote generally for the election of directors, or any security convertible into or exchangeable for or exercisable for Common Stock or other securities entitled to vote generally for the election of directors.


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         If the foregoing correctly sets forth the agreement of the Company and us, please so indicate by signing and returning a copy of this letter, whereupon it shall become a binding agreement between the parties.

                                Very truly yours,

                                Carl Marks Management Company, L.P.
                                By:   /s/ Andrew Boas
                                   --------------------------------------------
                                         Andrew Boas, General Partner

                                Carl Marks Strategic Investments, L.P.
                                  By:   Carl Marks Management Company, L.P.

                                     By:   /s/ Andrew Boas
                                         --------------------------------------
                                              Andrew Boas, General Partner

                                Carl Marks Strategic Investments II, L.P.
                                  By:   Carl Marks Management Company, L.P.

                                     By:   /s/ Andrew Boas
                                         --------------------------------------
                                              Andrew Boas, General Partner

                                /s/ Andrew Boas
                              -------------------------------------------------
                                Andrew M. Boas

                                /s/ Robert C. Ruocco
                              -------------------------------------------------
                                Robert C. Ruocco


ACCEPTED AND AGREED:
Thousand Trails, Inc.


By:   /s/ William J. Shaw
   -----------------------------------------------
         William J. Shaw
         Chairman of the Board, President,
         and Chief Executive Officer





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